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                                                                       Exhibit 5
                                                                       ---------

                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                      Philadelphia, Pennsylvania 19103-2921
                            Telephone: (215) 963-5000
                            Facsimile: (215) 963-5299



December 13, 1999


Universal Display Corporation
375 Phillips Blvd.
Ewing, NJ 08619

RE:  Universal Display Corporation -- Registration Statement on Form S-8

Ladies and Gentlemen:

As your counsel, we have assisted in the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 1,570,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Universal Display Corporation (the "Company"), which may be issued pursuant to the Universal Display Corporation Stock Option Plan, as amended (the "Plan"). We have examined the Company's Articles of Incorporation, as amended, By-Laws, as amended, minutes and such other documents, and have made such inquiries of the Company's officers as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Company's Common Stock originally issued by the Company to participants in the Plan will be, when issued and delivered in accordance with the terms of the Plan, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/  Morgan, Lewis & Bockius LLP